SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2015

The Priceline Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36691	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2015, the Board of Directors of The Priceline Group Inc. (the "Company") amended and restated the Company's By-Laws to amend the Company's proxy access by-law. The amendments were undertaken in response to the Company's engagement with its stockholders, including many of its 30 largest stockholders, in connection with the Company's 2015 annual meeting held on June 4, 2015 and the resulting vote approving a stockholder proposal to adopt a proxy access bylaws with some terms different from the Company's proxy access by-law.

As a result of that engagement and vote, the By-Laws were amended to revise the Company's proxy access by-law to conform to the terms of the stockholder proposal. In particular, the Company's proxy access by-law was amended to (a) change the required ownership percentage to utilize proxy access from 5% to 3%, (b) change the maximum number of director nominees eligible stockholders can nominate through proxy access from 20% of the number of directors then serving to 25% and (c) eliminate the 20 stockholder limit on forming a group for purposes of meeting the required ownership percentage. Consistent with the Company's prior proxy access by-law and the stockholder proposal, the minimum period for which the required ownership percentage must be held remains at 3 years.

In addition, based on the Company's engagement with stockholders regarding its prior proxy access by-law, the Company has amended its proxy access by-law to allow required commitments by nominating stockholders to continue to hold shares after the applicable stockholders' meeting to be subject to any mandatory fund rebalancing required by such stockholder's preexisting governing instruments or written investment policies. Other amendments to the proxy access by-law clarify certain timing matters and the effects of breaches of the by-law requirements by nominating stockholders or withdrawal or ineligibility of the nominee(s).

The foregoing description of the amended and restated By-Laws is a summary only and is qualified in its entirety by reference to the amended and restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated By-Laws of The Priceline Group Inc., dated as of July 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRICELINE GROUP INC.

By:	/s/ Peter J. Millones
Name: Peter J. Millones
Title: Executive Vice President, General Counsel and Secretary

Date:  July 28, 2015

EXHIBIT INDEX

Exhibit

3.1	Amended and Restated By-Laws of The Priceline Group Inc., dated as of July 23, 2015.